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EXHIBIT 22.0

SUBSIDIARIES OF THE REGISTRANT

  Subsidiary                                     Jurisdiction of Incorporation
  ----------                                     -----------------------------

Pryon Corporation                                         Wisconsin
Protocol Medical Systems Limited,
 formerly Omera Limited                                   Northern Ireland
Protocol U.K. Limited                                     Oregon
Protocol Systems Foreign Sales Corporation                Guam